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Vernon W. Hill, II	C. Edward Jordan, Jr.
Chairman and President	Executive Vice President

(856) 751-9000

COMMERCE BANCORP NET INCOME UP 20%
SECOND QUARTER CORE DEPOSITS UP $1.6 BILLION

July 14, 2005 - Cherry Hill, New Jersey - Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported record earnings and increased deposits, assets and loans for the second quarter of 2005, announced Vernon W. Hill, II, Chairman of the multi-bank holding company.

SECOND QUARTER FINANCIAL HIGHLIGHTS
June 30, 2005
			%
			Increase

* Total Assets:	$33.4	Billion	25%

* Core Deposits:	$29.6	Billion	28%

* Total (Net) Loans:	$10.5	Billion	29%

* Total Revenues:	$404.1	Million	20%

* Net Income:	$79.4	Million	20%

* Net Income Per Share:	$ .46		15%

Chairman’s Statement

Vernon W. Hill, II, Chairman, noted the following financial highlights:

•	Net income increased 20% for the second quarter of 2005 to $79.4 million.

•	Earnings per share rose 15% for the second quarter to $.46.

•	Net interest income grew 18% during the second quarter despite margin compression to 3.93% caused by the flattening yield curve.

•	Core deposits grew $1.6 billion to $29.6 billion during the second quarter.

•	Core deposits, excluding time deposits, grew 31% for the prior 12 months.

•	Demand deposits increased 34% over the past year, in line with the Company’s five-year growth rate.

•	Annualized deposit growth per store was $21 million.

•	Comparable Store Core Deposit Growth:

	Two Year	One Year

Total	19%	24%

Excluding Time Deposits	22%	27%

•	Deposit charges and service fees grew 31% year over year.

•	Net loans grew $2.3 billion, or 29%, to $10.5 billion.

•	Book value per share grew 30% over the past year to $11.48.

•	The Company expects to meet or exceed the current First Call E.P.S. consensus projections of $.47 for the third quarter of 2005 and $1.87 for the year.

Expansion Plans

The Commerce growth retail model includes the opening of new stores in both existing and new markets.

Consistent with our goal of increasing our store base 15-20% a year, the Company presently has +/- 140 locations under Agreement in various stages of land use development, including approximately 25 under construction.

The Company opened 7 stores in the first half of the year and will open approximately 45 in the second half of the year for a total new store opening of 50 to 55 in 2005.

Metropolitan Washington & Baltimore

The Company began its 200 store expansion plan in Washington/Baltimore with the opening of its first 2 stores, at Connecticut Avenue, Dupont Circle, Washington DC and Manassas, Virginia in the second quarter. Both have received tremendous customer acceptance.

The Company will open an additional 6-8 stores in 2005 and approximately 15-20 stores in 2006, including expansion in the suburban Maryland counties of Washington, Metropolitan Baltimore and Annapolis.

Metropolitan New York

Metropolitan New York is now the Company’s largest market with 181 stores, $16.2 billion in deposits and a 31% annual growth rate.

The Company opened 3 new stores in the first half of 2005 in Metropolitan New York and will open approximately 30 additional new stores in the second half of 2005 including:

• 15 stores in New York City and Long Island
• 2 stores in Westchester County
• Our first 2 stores in Fairfield County, Connecticut
• 15 stores in Northern New Jersey

The Company recently opened its first store in Manhattan’s Chinatown which has received record customer acceptance. On August 5th, we will open our new New York City headquarters at 42nd& Madison, together with a location at 109th& Broadway.

Metropolitan Philadelphia

Metropolitan Philadelphia is our home market where Commerce presently has 143 stores with a 200 store market potential.

The Company opened 2 new stores in the first half of 2005 and will open 6-8 additional stores for the balance of 2005.

The 2006 Metropolitan Philadelphia expansion plan projects 6-10 new store openings.

Lehigh Valley

Commerce is expanding into the Lehigh Valley area of Pennsylvania including the Allentown, Bethlehem and Easton areas.

The Company will open its first office in Bethlehem on July 15, 2005 and expects to have 4 open at the end of 2005 in what will ultimately become a 20 store market.

New Markets

During the third quarter, the Company will announce its next Metropolitan expansion market.

Income Statement

	Three Months Ended June 30			Six Months Ended June 30
	2005	2004	% Increase	2005	2004	% Increase
	(dollar in thousands, except per share data)
Total Revenues:	$404,110	$337,024	20%	$786,700	$653,468	20%
Total Expenses:	278,499	226,255	23	536,905	438,505	22
Net Income:	79,409	66,235	20	156,546	128,210	22
Net Income Per Share:	$.46	$.40	15%	$.91	$.77	18%

Balance Sheet

					Linked Quarter
	6/30/05	6/30/04	% Increase	3/31/05	$ Increase	% Increase
	(dollars in millions)
Total Assets:	$33,363	$26,739	25%	$31,870	$1,493	5%
Total Loans (Net):	10,547	8,206	29	9,837	710	7
Core Deposits:	29,625	23,109	28	28,058	1,567	6
Total Deposits:	30,519	24,062	27	29,488	1,031	3

Shareholder Returns

		June 30, 2005
		Commerce	S & P Index

1	Year	12%	6%
5	Years	23%	-2%
10	Years	28%	10%

Growth Targets
	Growth Targets	Last 5 Year Growth %	Actual % Second Quarter 2005

Total Deposits:	25%	38%	27%
Two-Year Comp Store Deposits:	18	24	19
Total Revenue:	25	32	20

Net Income:	25	35	20
Earnings Per Share:	20	27	15

Total Deposits

The Company’s deposit growth continues with total deposits at June 30, 2005 of $30.5 billion, a $6.5 billion increase or 27% over total deposits of $24.1 billion a year ago. Core deposits grew $1.6 billion in the second quarter.

	6/30/05	6/30/04	$ Increase	% Increase
	(dollars in millions)

Core Deposits	$29,625	$23,109	$6,516	28%

Total Deposits	$30,519	$24,062	$6,457	27%

Regional Deposit Growth

  Deposit growth by region is as follows:

# of Stores	6/30/05	6/30/04	$ Increase	% Increase	Average Store Size	Annualized Growth/ Store
(dollars in millions)

Northern New Jersey	117	$9,877	$8,254	$1,623	20%		$84	$15
New York City	37	3,623	2,534	1,089	43		98	31
Long Island/NY State	27	2,687	1,594	1,093	69		100	50
Metro New York	181	$16,187	$12,382	$3,805	31%		$89	$23
Metro Philadelphia	143	$14,325	11,680	2,645	23		100	19
Metro Washington	2	$7	N/A	7	N/	A	N/A	N/A
Total	326	$30,519	$24,062	$6,457	27%		$94	$21

Comparable Store Core Deposit Growth

Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for stores open two years or more at the balance sheet date. Additional information is provided below for stores opened one year or more at the balance sheet date.

At June 30, 2005 the Company had 64 stores in New York State. Of these stores, 28 are included in the comparable store growth for stores open 2 years or more and 49 are included in the comparable store growth for stores open one year or more at the balance sheet date.

	Core Deposit Growth
	Stores Open 2		Stores Open 1
	Years or More		Year or More
	# of Stores	Comp Store Increase	# of Stores	Comp Store Increase

Metro Philadelphia	125	19%	134	21%
Northern New Jersey	90	15	106	19
New York City	17	32	31	48
Long Island/NY State	11	25	18	45
Total	243	19%	289	24%
Excluding Time Deposits		22%		27%

Core Deposits

Core deposit growth by type of account is as follows:

	6/30/05	6/30/04	$ Increase	% Increase	2nd Quarter Cost of Funds
	(dollars in millions)
Demand	$7,540	$5,623	$1,917	34%	.00%
Interest Bearing Demand	11,967	9,632	2,335	24	1.78
Savings	7,469	5,387	2,082	39	1.28
Subtotal	26,976	20,642	6,334	31%	1.17%

Time	2,649	2,467	182	7	2.41
Total Core Deposits:	$29,625	$23,109	$6,516	28%	1.28%

Core deposit growth by type of customer is as follows:

	6/30/05	% Total	6/30/04	% Total	Annual Growth %
	(dollars in millions)
Consumer	$13,250	45%	$11,065	48%	20%
Commercial	11,179	38	8,402	36	33
Government	5,196	17	3,642	16	43

Total	$29,625	100%	$23,109	100%	28%

Government Core Deposits

Government core deposits by state are as follows:

	# of Relationships	6/30/05	Annual Growth Rate	% Total
	(dollars in millions)
New Jersey	663	$3,214	34%	62%
Pennsylvania	191	1,170	61	22
New York	120	812	56	16
Total	974	$5,196	43%	100%

Government core deposits decreased $31.0 million during the second quarter, reflecting cyclical trends in our government deposit business. The Company added 22 government relationships during the second quarter.

Net Income and Earnings Per Share

Net income totaled $79.4 million for the second quarter of 2005, up $13.2 million or 20% over net income of $66.2 million for the second quarter of 2004.

On a diluted per share basis, net income for the second quarter was $.46 compared to $.40 for the second quarter of 2004, a 15% increase.

	Three Months Ended			Six Months Ended
	6/30/05	6/30/04	% Increase	6/30/05	6/30/04	% Increase
	(dollars in thousands, except per share data)

Net Income	$79,409	$66,235	20%	$156,546	$128,210	22%
Earnings Per Share	$.46	$.40	15%	$.91	$.77	18%

For the first six months of 2005, net income totaled $156.5 million, up $28.3 million or 22% over net income of $128.2 million for the first six months of 2004.

On a diluted per share basis, net income for the first six months of 2005 was $.91 compared to $.77 for the first six months of 2004, an 18% increase.

Total Revenues

	Three Months Ended			Six Months Ended
	6/30/05	6/30/04	% Increase	6/30/05	6/30/04	% Increase
	(dollars in thousands, except per share data)
Total Revenues	$404,110	$337,024	20%	$786,700	$653,468	20%
Revenue Per Share	$9.12	$7.81	17%	$8.90	$7.61	17%

Net Interest Income and Net Interest Margin

Net interest income for the second quarter totaled $288.5 million, an 18% increase over the $244.7 million recorded a year ago. For the first six months of 2005, the Company recorded net interest income of $567.4 million, a 19% increase over the $475.0 million earned in the first six months of 2004. The increase in net interest income in the quarter was due to volume increases in interest earning assets resulting from the Company’s strong, low-cost core deposit growth.

The net interest margin for the second quarter of 2005 was 3.93%, down 11 basis points from the first quarter of 2005, and down 36 basis points from the 4.29% margin for the second quarter of 2004.

On a tax equivalent basis, the Company recorded $293.1 million in net interest income in the second quarter of 2005, an increase of $43.9 million or 18% over the second quarter of 2004. Net interest income on a tax equivalent basis of $576.1 million was earned in the first six months of 2005, an increase of $92.5 million or 19% over the first six months of 2004.

Net Interest Income and Rate/Volume Analysis

As shown below, the increase in net interest income on a tax equivalent basis was due to volume increases in the Company’s earning assets, which were fueled by the Company’s continued growth of low-cost core deposits. The Company’s continuing ability to grow core deposits produces net interest income growth, despite rate compression caused by the flattening yield curve.

	Net Interest Income
June 2005 vs. 2004	Volume Increase	Rate Change	Total Increase	% Increase
	(dollars in thousands)

Quarter	$67,784	($23,902)	$43,882	18%
First Six Months	$137,965	($45,492)	$92,473	19%

Non-Interest Income

Non-interest income for the second quarter of 2005 increased to $115.6 million from $92.3 million a year ago, a 25% increase. Non-interest income for the first six months of 2005 increased to $219.3 million from $178.5 million a year ago, a 23% increase. The increases in non-interest income are primarily attributable to the increases in deposit charges and service fees of 31% for both the second quarter and first six months of 2005.

The growth in non-interest income for the second quarter and the first six months is more fully depicted below:

	Three Months Ended			Six Months Ended
	6/30/05	6/30/04	% Increase	6/30/05	6/30/04	% Increase
	(dollars in thousands)
Deposit Charges & Service Fees	$68,802	$52,717	31%	$128,766	$98,198	31%
Other Operating Income:
Commerce Insurance	18,750	18,570	1	38,539	36,906	4
Commerce Capital Markets	7,248	6,622	9	13,687	16,349	(16)
Loan Brokerage Fees	2,949	3,725	(21)	5,708	6,778	(16)
Other	13,205	10,006	32	26,835	19,217	40
Total Other Operating Income	42,152	$38,923	8	84,769	$79,250	7
Net Investment Securities Gains	4,689	635	638	5,797	1,059	447
Total Non-Interest Income	$115,643	$92,275	25%	$219,332	$178,507	23%

Non-Interest Expenses

Non-interest expenses for the second quarter of 2005 were $278.5 million, up 23% from $226.3 million a year ago. Non-interest expenses for the first six months of 2005 were $536.9 million, up 22% from $438.5 million a year ago. The increases in non-interest expenses for the second quarter and first six months of 2005 were widespread throughout non-interest expense categories, reflecting the Company’s store expansion program.

Lending

Net loans increased 29% to $10.5 billion from the second quarter of 2004, and the growth was widespread throughout all loan categories.

Geographically, loan growth has occurred in the following markets:

	6/30/05	6/30/04	$ Increase	% Increase	% of Total Growth
	(dollars in millions)

Metro Philadelphia	$5,895	$4,945	$950	19%	40%
Northern New Jersey	3,125	2,481	644	26	27
New York/Long Island	1,668	904	764	85	33

Total:	$10,688	$8,330	$2,358	28%	100%

	Loan Composition
	6/30/05	% of Total	6/30/04	% of Total	$ Increase	% Increase
	(dollars in millions)

Commercial	$2,873	27%	$2,158	26%	$715	33%
Owner-Occupied	2,229	21	1,805	22	424	23
Total Commercial	5,102	48%	3,963	48%	1,139	29%
Consumer	3,714	35%	2,885	34%	829	29%
Commercial Real Estate	1,872	17	1,482	18	390	26
Gross Loans	$10,688	100%	$8,330	100%	$2,358
Less: Reserves	(141)		(124)		(17)
Net Loans	$10,547		$8,206		$2,341	29%

Asset Quality
	Quarter Ended
	6/30/05	3/31/05	12/31/04	6/30/04

Non-Performing Assets/Assets	.11%	.10%	.11%	.11%
Net Loan Charge-Offs	.09%	.11%	.18%	.17%
Loan Loss Reserve/Gross Loans	1.32%	1.40%	1.43%	1.50%
Non-Performing Loan Coverage	396%	435%	413%	419%
Non-Performing Assets/Capital	2%	2%	2%	2%
and Reserves

Non-performing assets and loans past due 90 days at June 30, 2005 totaled $36.2 million or .11% of total assets, versus $30.7 million, or .11% of total assets a year ago.

Investments

At June 30, 2005, total investments increased to $19.4 billion. The available for sale and held to maturity portfolios totaled $7.7 billion and $11.7 billion, respectively.

Detailed below is information regarding the composition and characteristics of the Company’s investment portfolio, excluding trading securities, as of June 30, 2005.

Product Description	Available For Sale	Held to Maturity	Total
	(in millions)
Mortgage-backed Securities:
Federal Agencies Pass Through	$1,379	$2,398	$3,777
Certificates (AAA Rated)
Collateralized Mortgage	5,725	8,294	14,019
Obligations (AAA Rated)
Obligations of State and	573	1,016	1,589
Political Subdivisions/Other
Total	$7,677	$11,708	$19,385

Duration (in years)	2.30	3.22	2.86
Average Life (in years)	2.68	3.95	3.45
Quarterly Average Yield	4.94%	4.87%	4.91%

At June 30, the after tax appreciation of the Company’s available for sale portfolio was $8.4 million.

Linked Quarter Comparison

A comparison of financial results for the quarter ended June 30, 2005 to the previous quarter ended March 31, 2005 is as follows: (dollars in thousands, except per share data)

	Three Months Ended		Linked Quarter
	6/30/05	3/31/05	$ Change	% Change
Total Assets	$33,362,936	$31,869,976	$1,492,960	5%
Total Loans (Net)	10,547,392	9,836,604	710,788	7
Core Deposits	29,624,831	28,058,156	1,566,675	6
Total Deposits	30,519,063	29,487,958	1,031,105	3
Total Revenues	404,110	382,590	21,520	6
Net Interest Income	288,467	278,901	9,566	3
Non-Interest Income	115,643	103,689	11,954	12
Non-Interest Expense	278,499	258,406	20,093	8
Net Income	79,409	77,137	2,272	3
Net Income Per Share	$.46	$.45	$.01	2

Capital Resources

Stockholders’ equity at June 30, 2005 increased to $1.8 billion, a $521.4 million increase, or 39% over stockholders’ equity of $1.3 billion at June 30, 2004.

The Company may call its $200 million, 5.95% Convertible Trust Preferred Securities, provided various terms and conditions are met, primarily related to the market price of the Company’s common stock. The Company’s common stock must trade at a price of $31.65 or higher for 20 trading days in a period of 30 consecutive trading days in order for the Company to force conversion.

Each outstanding share of the Company’s $200 million, 5.95% Convertible Trust Preferred Securities is convertible into 1.8956 shares of the Company’s common stock at the option of the holder.

Return on average stockholders equity (ROE) for the second quarter and six months ending June 30, 2005 and 2004 is shown in the table below:

Return on Equity
Three Months Ended		Six Months Ended
6/30/05	6/30/04	6/30/05	6/30/04
17.68%	19.86%	17.82%	18.87%

At June 30, 2005, the Company’s book value per share was $11.48, a 30% increase over the book value per share of $8.82 at June 30, 2004.

The Company’s capital ratios at June 30, 2005 were as follows:

		Regulatory Guidelines
	Commerce	“Well Capitalized”

Leverage Ratio	6.20%	5.00%
Tier I	12.41%	6.00%
Total Capital	13.31%	10.00%

New Stores

During the second quarter of 2005, the Company opened 7 new stores, increasing the total stores opened to 326. During the last three years, the Company has opened 130 of its 326 stores.

Stores opened during the second quarter were as follows:

Metropolitan New York

Location	County
Hauppauge	Suffolk (NY)
Larchmont	Westchester (NY)
Wayne/Valley Road	Passaic (NJ)

Metropolitan Philadelphia

Location	County
Hatfield	Montgomery (PA)
Wildwood	Cape May (NJ)

Metropolitan Washington D.C.

Location	County
Connecticut Avenue	District of Columbia
Manassas/Digges	Prince William (VA)

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.